Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Provides Business Update for the Fiscal Quarter Ending March 28, 2020

POWAY, Calif., March 18, 2020 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported that the Company is withdrawing its fiscal first quarter 2020 financial guidance due to the heightened uncertainly relating to the potential impacts of COVID-19 on the Company’s business operations.

On March 16, 2020, the governments of Malaysia and the Philippines independently issued a “movement control” order and an “enhanced community quarantine” order (collectively “Orders”) to help contain the spread of the COVID-19 virus. Cohu and several of our key suppliers have manufacturing operations in the areas affected by these government Orders. Our internal manufacturing in Malaysia and the Philippines have received government exemptions to maintain partial operations at this time. However, due to the impact across the supply chain, manufacturing output, other evolving global facility disruptions as well as the uncertainty of future government regulations, Cohu is unable to quantify the impact to our fiscal first quarter 2020 financial giudance as previously communicated on February 13, 2020.

As we closely monitor the impact of the COVID-19 virus, Cohu continues to take measures to first safeguard our employees, strive to maintain business continuity, and as always, will comply with local government regulations. The situation is rapidly evolving, and we expect to provide an update on the impact of COVID-19 to our business during our next earnings call.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to Cohu’s future financial and operating results, Cohu’s plans, ability to ship products, and strategies and objectives for future operations. Some factors that may affect these forward-looking statements include: public health requirements in response to the outbreak of COVID-19 and impact thereof on our business and operations are evolving and beyond our control, including government mandated facility shutdowns; rapid changes to business, political or regulatory conditions affecting the semiconductor equipment industry and the overall global economy; availability of employees; remote working IT and cybersecurity issues; supply chain and distribution constraints; customers’ inability or refusal to accept product deliveries; and other actions of our customers, suppliers and competitors which may be sudden and inconsistent with our expectations. Forward-looking statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “intend,” “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. Other risk factors that may affect our forward-looking statements are set forth in Cohu’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by Cohu with the SEC. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Cohu. Unless required by law, Cohu is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106